UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 21, 2005

Alamosa Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-32357	75-2890997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5225 S. Loop 289, Lubbock, Texas, 79424
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (806) 722-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01-Entry into a Material Definitive Agreement

On November 21, 2005, Alamosa Holdings, Inc. ("Alamosa" or the "Company") entered into a merger agreement with Sprint Nextel Corporation ("Sprint") and AHI Merger Sub Inc., a wholly owned subsidiary of Sprint ("Merger Sub"), pursuant to which Merger Sub will merge with and into the Company (the "Merger"), with the Company surviving the Merger. Upon completion of the Merger, the Company will be a wholly owned subsidiary of Sprint. In the Merger, each issued and outstanding share of the Company's common stock will be converted into the right to receive $18.75 per share in cash, and each issued and outstanding share of the Company's series B preferred stock will be converted into the right to receive $1,378.69 in cash, plus accrued and unpaid dividends. The total consideration for the acquisition of the Company is approximately $4.3 billion, which includes the assumption of approximately $900 million in debt.

The Company is the largest (based on number of subscribers) Sprint PCS Affiliate of Sprint, which operates the largest all-digital, all-CDMA Third-Generation (3G) wireless network in the United States. The Company has the exclusive right to provide digital wireless mobile communications network services under the Sprint Nextel brand name throughout its designated territories.

Contemporaneously with the execution of the merger agreement, Sprint, the Company, and certain of their respective affiliates entered into a settlement agreement and mutual release. Under the terms of the settlement agreement, the parties agreed to file a motion to "stay" the existing litigation between them regarding certain exclusivity covenants Sprint had with the Company's subsidiary, AirGate. In addition, the parties agreed that at the effective time of the Merger, they will cooperate in taking all action necessary to cause the dismissal of the litigation. The settlement agreement also contains mutual releases that will become effective at the effective time of the merger. Furthermore, during the period between the signing of the merger agreement and the effective time of the merger (or termination of the merger agreement, if applicable), the settlement agreement prohibits, among other things, the Company from seeking relief against Sprint through any suit or proceeding for any claim, including any claim for breach of any exclusivity provision of existing commercial contracts, although the settlement agreement permits the Company to seek relief through any suit or proceeding for any other claims arising during that period under such commercial contracts or any claims arising under the merger agreement or the settlement agreement.

In connection with the merger agreement, the Company also entered into amendments to the employment agreements with David Sharbutt, Kendall Cowan, Steven Richardson, Loyd Rinehart and Anthony Sabatino. The amendments for Messrs. Cowan, Richardson, Rinehart and Sabatino provide that these executives will not terminate employment for "good reason" under their employment agreements for a specified period following the merger. This period is 90-days in the case of Messrs. Richardson, Sabatino and Rinehart, and for Mr. Cowan, until the earlier of March 15, 2006 or the date on which the Company files its annual report on Form 10-K. The amendments also provide that any determination by these executive officers that they have "good reason" to terminate their employment under the employment agreement will be final and conclusive.

The amendments for Messrs. Sharbutt, Cowan, Richardson, Sabatino and Rinehart also provide for a six-month delay of payments due under the employment agreements upon the termination of employment, subject to certain exceptions, if necessary to comply with the requirement under Section 409A of the Internal Revenue Code. The Company will, immediately prior to the Merger, make a cash contribution to a rabbi trust in respect of cash payments under the employment agreements that were delayed as a result of Section 409A. Any interest earned on payments delayed as a result of Section 409A, less costs attributable to the establishment of the trust and taxes paid by Alamosa on amounts in the trust, will be paid to each executive in proportion to the amounts contributed to the trust on his behalf. The amendments also provide that the executives will assist, while employed, in preparing and completing any filings required with governmental agencies, and in the case of Messrs. Cowan, Richardson, Rinehart and Sabatino, assist with post merger transition.

Furthermore, the Company amended its Rights Agreement, dated as of February 21, 2001 (the "Rights Plan"), by and between Alamosa Holdings, Inc. and Mellon Investor Services LLC, as rights agent, in order to make the rights under the Rights Plan inapplicable to the Merger and related transactions.

The board of directors of the Company (1) approved the merger agreement, the Merger, the settlement agreement, the employment agreement amendments and the rights plan amendment, (2) determined that the consideration to be paid in the Merger is fair to the Company's stockholders and (3) resolved to recommend that the Company's stockholders approve the Merger, the merger agreement and the transactions contemplated by the merger agreement. The board of directors may change its recommendation if it receives a superior proposal and certain conditions specified in the merger agreement are met.

The Merger is expected to be completed in the first quarter of 2006, subject to receipt of approval of the Company's shareholders and applicable regulatory approvals, as well as other customary closing conditions. The merger agreement also provides that, upon termination of the merger agreement under specified circumstances involving a competing proposal, the Company may be required to pay Sprint a termination fee of $100 million.

On November 21, 2005, Sprint also entered into a stockholders agreement with certain stockholders of the Company, including the executive officers and directors of the Company, who collectively have the power to vote approximately 12 million shares of the common stock of the Company, representing approximately 7% of the Company's outstanding common stock. Pursuant to the terms of the stockholders agreement, these stockholders have agreed, among other things, to vote their shares in favor of the Merger, subject to the terms and conditions contained in the stockholders agreement.

The foregoing descriptions of the merger agreement, the settlement agreement, the employment agreement amendments and the rights plan amendment do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed as exhibits hereto and are incorporated herein by reference.

In connection with the proposed Merger and required shareholder approval, Alamosa will file with the Securities and Exchange Commission a proxy statement. The proxy statement will be mailed to the shareholders of Alamosa. Alamosa's shareholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the Merger and Alamosa. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC's web site at www.sec.gov. Alamosa and its officers and directors may be deemed to be participants in the solicitation of proxies from Alamosa's shareholders with respect to the acquisition. Information about Alamosa's executive officers and directors and their ownership of Alamosa stock is set forth in the proxy statement for the Alamosa 2005 Annual Meeting of Shareholders, which was filed with the SEC on April 14, 2005. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Alamosa and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the Merger, which will be filed with the SEC.

Item 8.01 Other Events.

On November 21, 2005, the Company and Sprint issued a press release announcing that their boards of directors have approved a definitive merger agreement for Sprint to purchase the Company as discussed in Item 1.01 above. The Company also released on November 21, 2005 a presentation to its investors describing the Merger.

A copy of the press release and presentation are being filed as Exhibits 99.1 and 99.2, respectively, hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
10.1	Agreement and Plan of Merger among Sprint Nextel Corporation, AHI Merger Sub Inc. and Alamosa Holdings, Inc. dated as of November 21, 2005
10.2	Amendment to Rights Agreement, dated as of November 21, 2005, by and between Alamosa Holdings, Inc. and Mellon Investor Services LLC, as rights agent,
10.3	Amendment No. 2 to January 1, 2005 Employment Agreement, dated as of November 21, 2005, by and between Alamosa Holdings, Inc. and David Sharbutt
10.4	Amendment No. 2 to January 1, 2005 Employment Agreement, dated as of November 21, 2005, by and between Alamosa Holdings, Inc. and Kendall Cowan
10.5	Amendment No. 2 to January 1, 2005 Employment Agreement, dated as of November 21, 2005, by and between Alamosa Holdings, Inc. and Loyd Rinehart
10.6	Amendment No. 2 to January 1, 2005 Employment Agreement, dated as of November 21, 2005, by and between Alamosa Holdings, Inc. and Steven Richardson
10.7	Amendment No. 2 to January 1, 2005 Employment Agreement, dated as of November 21, 2005, by and between Alamosa Holdings, Inc. and Anthony Sabatino
10.8	Settlement Agreement and Mutual Release, dated as of November 21, 2005, by and among Sprint Nextel Corporation and certain of its affiliates named therein and Alamosa Holdings, Inc. and certain of its affiliates named therein
Exhibit 99.1	Press Release issued by Alamosa Holdings, Inc. on November 21, 2005
Exhibit 99.2	Presentation Regarding Acquisition by Sprint Nextel dated November 21, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2005

ALAMOSA HOLDINGS, INC.

By:	/s/ David Sharbutt David Sharbutt Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement and Plan of Merger among Sprint Nextel Corporation, AHI Merger Sub Inc. and Alamosa Holdings, Inc. dated as of November 21, 2005
10.2	Amendment to Rights Agreement, dated as of November 21, 2005, by and between Alamosa Holdings, Inc. and Mellon Investor Services LLC, as rights agent,
10.3	Amendment No. 2 to January 1, 2005 Employment Agreement, dated as of November 21, 2005, by and between Alamosa Holdings, Inc. and David Sharbutt
10.4	Amendment No. 2 to January 1, 2005 Employment Agreement, dated as of November 21, 2005, by and between Alamosa Holdings, Inc. and Kendall Cowan
10.5	Amendment No. 2 to January 1, 2005 Employment Agreement, dated as of November 21, 2005, by and between Alamosa Holdings, Inc. and Loyd Rinehart
10.6	Amendment No. 2 to January 1, 2005 Employment Agreement, dated as of November 21, 2005, by and between Alamosa Holdings, Inc. and Steven Richardson
10.7	Amendment No. 2 to January 1, 2005 Employment Agreement, dated as of November 21, 2005, by and between Alamosa Holdings, Inc. and Anthony Sabatino
10.8	Settlement Agreement and Mutual Release, dated as of November 21, 2005, by and among Sprint Nextel Corporation and certain of its affiliates named therein and Alamosa Holdings, Inc. and certain of its affiliates named therein
Exhibit 99.1	Press Release issued by Alamosa Holdings, Inc. on November 21, 2005
Exhibit 99.2	Presentation Regarding Acquisition by Sprint Nextel dated November 21, 2005